Exhibit 10.2

AGREEMENT

AGREEMENT dated this 23rd day of June 2010, by and between HotelPlace, Inc. (hereinafter “HP”), a Nevada Corporation, with offices located at 4616 Florida Street, Suite 190, San Diego, California 92116 and Kenneth J. Yonika, President of HP.

The parties hereto agree and acknowledge that by virtue of Kenneth J. Yonika’s other business activities as described in HP’s Form S-1 Registration Statement, certain potential conflicts of interest may arise.

In an effort to resolve such potential conflicts of interest, we have entered into this written agreement with Kenneth J. Yonika:

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any business opportunities that Kenneth J. Yonika may become aware of independently or directly through his association with us would be presented by him solely to us;

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any business opportunities disclosed to Kenneth J. Yonika by the management of other entities would not be presented by him to us if so requested by them;

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any business opportunities disclosed to Kenneth J. Yonika by us would not be presented by him to any other entity, unless and until we passed upon same; and

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in the event that the same business opportunity is presented to Kenneth J. Yonika by both us and any other business entity, he shall only render his services to the business entity that first disclosed such business opportunity to him.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 23rd day of June 2010.

HOTELPLACE, INC.

/s/ Kenneth J. Yonika

By: ________________________________

Kenneth J. Yonika, President

/s/ Kenneth J. Yonika

By: _________________________________

Kenneth J. Yonika, Individually